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                                                                    EXHIBIT 10.2
                                                                  EXECUTION COPY


                                 CHARTONE, INC.

                             STOCKHOLDERS AGREEMENT

                Stockholders Agreement, dated as of this seventh day of June, 2000, by and among the institutional investors listed on Schedule I hereto (the "Institutional Investors"), QuadraMed Operating Corporation, a Delaware corporation ("QM"), the individuals whose names and addresses appear from time to time on Schedule II hereto (the "Management Investors", and, together with the Institutional Investors and QM, the "Investors"), and ChartOne, Inc., a Delaware corporation (the "Company").


                                 R E C I T A L S

                WHEREAS, the Institutional Investors have, pursuant to the terms of a Securities Purchase Agreement, dated as of May 5, 2000, with the Company (the "Purchase Agreement") agreed to purchase shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred Stock");

                WHEREAS, QM beneficially owns shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock") and Series C Preferred Stock, par value $0.01 per share, of the Company (the "Series C Preferred Stock and together with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred Stock");

                WHEREAS, the Management Investors have, pursuant to the terms of certain subscription agreements (collectively, the "Other Subscription Agreements" and, together with the Purchase Agreement, the "Subscription Agreements") agreed to purchase shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock" and, together with the Preferred Stock, the "Shares"); and

                WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition and voting of Shares.


                NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                1.      COVENANTS OF THE PARTIES



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                (a) Legends. The certificates evidencing the Shares acquired by the Investors pursuant to the Subscription Agreements will bear the following legend reflecting the restrictions on the transfer of such securities contained in this Agreement:

                "THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF JUNE __, 2000, BY AND AMONG THE COMPANY AND CERTAIN INVESTORS IDENTIFIED THEREIN, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER. A COPY OF THIS AGREEMENT HAS BEEN FILED WITH THE SECRETARY OF THE COMPANY AND IS AVAILABLE UPON REQUEST."

                As promptly as practicable after the date hereof, the Investors shall deliver all certificates representing any Shares to the Company to enable the Company to place the foregoing legend on such certificates.

                (b) Additional Investors. The parties hereto acknowledge that certain employees of the Company may become stockholders of the Company after the date hereof. As a condition to the issuance of shares of capital stock of the Company to them, the Company shall require such employees to execute and deliver an agreement containing restrictions substantially similar to those set forth in Sections 3(a), (b), (c) and (d) hereof.

                (c) Financial Reporting. From and after the date hereof, the Company shall deliver to each of the Investors so long as such Investor Owns any
Shares:

                (1) As soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company in the case of monthly statements and 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any subsidiaries as at the close of such month or quarter and covering operations for such month or quarter, as the case may be, and the portion of the Company's fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year. The Company shall also provide comparisons of each pertinent item to the business plan referred to in subsection (3) below.

                (2) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of:

                        (i) consolidated and consolidating balance sheets of the Company and any subsidiaries at the end of such year;



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        and

                        (ii) consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and any subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and the Company shall also provide comparisons of each pertinent item to the budget referred to below.

                (3) No later than 30 days prior to the commencement of each fiscal year of the Company, an annual business plan of the Company and projections of operating results, prepared on a monthly basis, and a three year business plan of the Company and projections of operating results. Within 45 days of the close of each semi-annual fiscal period of the Company, the Company shall provide the Investors with an update of such monthly projections. Such business plans, projections and updates shall contain such substance and detail and shall be in such form as will be reasonably acceptable to the Investors.

                (4) Promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

                (5) Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its subsidiaries to the Securities and Exchange Commission (the "SEC") or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign regulatory authority performing functions similar to the SEC, of any press release issued by the Company or any subsidiary, and of any material of



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any nature whatsoever prepared by the SEC or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way the Company or any subsidiary.

                (6) Prior to each regularly scheduled meeting of the Board of Directors of the Company, a narrative report shall be delivered to each of the Investors describing the Company's activities since the date of the last such report, including a description of business development, operating results and marketing efforts.

                (7) With reasonable promptness, the Company shall furnish each of the Investors with such other data and information as from time to time may be reasonably requested.

                (d) As long as an Investor Owns Shares comprising at least five percent (5%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), the Company shall permit such Investor, its nominee, assignee, and its representative to visit and inspect any of the properties of the Company and its subsidiaries, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Investor, its nominees, assignees and representatives the finances and affairs of the Company and any subsidiaries), all at such reasonable times and as often as may be reasonably requested.

                (e) The Company and its subsidiaries will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company.

                (f) The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

                (g) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares owned by one of the Investors, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of



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shares evidenced by such certificate which remain outstanding. Such Investor's agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section. Upon surrender of any certificate representing any Shares for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such Shares to the office of such Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section.

                2.      BOARD OF DIRECTORS.

                (a)     Election of Directors.

                (i) As of the date hereof, the Board of Directors of the Company (the "Board") will consist of Joel Ackerman, Geoffrey S. Raker, Jason M. Rosenbluth and James D. Durham. From and after the date hereof, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company Owned by them, required to cause the Board to consist of up to five (5) members or such other number as the Board may from time to time establish, and at all times throughout the term of this Agreement to include (i) as long as Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership ("Warburg"), and its Affiliates Own Shares comprising at least fifteen percent (15%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), two representatives designated by Warburg (each, a "Warburg Director"), provided, however, that in the event Warburg and its Affiliates Own Shares comprising at least five percent (5%) but less than fifteen (15%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), one Warburg Director, and provided further, that in the event Warburg and its Affiliates Own Shares comprising less than five percent (5%) of the outstanding Common Stock (assuming conversion of all Preferred Stock) the Board shall not include any Warburg Directors, (ii) as long as Prudential Securities Group, Inc., a Delaware corporation ("Prudential"), and its Affiliates and Transferees Own Shares comprising, in the aggregate, at least five percent (5%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), one representative designated by Prudential, its Affiliate or Transferee, as the case may be (the "Prudential Director"), provided, however, that in the event Prudential and its Affiliates and Transferees Own Shares comprising, in the aggregate, less than five percent (5%) of the outstanding Common Stock (assuming conversion of all Preferred Stock) the Board shall not include a Prudential Director; for purposes of this Subsection 2(a)(i)(ii), "Transferees" shall mean the transferees of Series A Preferred Stock pursuant to



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Section 6.9 of the Purchase Agreement,(iii) as long as QM Owns shares comprising at least five percent (5%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), one representative designated by QM (the "Quadramed Director"), and (iv) the Chief Executive Officer of the Company, who shall be entitled to be a member of the Board until termination of his employment in accordance with the terms of the Employment Agreement, dated as of the date hereof, between him and the Company.

                (ii) From the date on which the Company completes an underwritten public offering for shares of Common Stock (the "Initial Public Offering") pursuant to a registration under the Securities Act of 1933, as amended (the "Securities Act"), and for as long as any Investor Owns at least twenty percent (20%) of the Common Stock, the Company will nominate and use its best efforts to have two individuals designated by such Investor and reasonably acceptable to the Company elected to the Board. From the date on which the Company completes its Initial Public Offering and for as long as any Investor Owns at least ten percent (10%) of the outstanding shares of Common Stock, the Company will nominate and use its best efforts to have one individual designated by such Investor and reasonably acceptable to the Company elected to the Board.

                (b) Replacement Directors. In the event that any Warburg Director, the Prudential Director or the Quadramed Director (a "Withdrawing Director") designated in the manner set forth in Section 2(a) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Withdrawing Director's replacement (the "Substitute Director") will be designated by Warburg, Prudential or Quadramed, as the case may be. The Investors and the Company agree to take all action within their respective power, including but not limited to, the voting of capital stock of the Company Owned by them (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 2(b) or (ii) upon the written request of Warburg or Quadramed, to remove, with or without cause, the Warburg Director, the Prudential Director or the Quadramed Director, as the case may be.

                3.      TRANSFER OF STOCK

                (a) Resale of Securities. No Investor shall Transfer any Shares other than in accordance with the provisions of this Section 3; provided, however, that any Investor may Transfer Shares to an Affiliate thereof. Any Transfer or purported Transfer made in violation of this Section 3 shall be null and void and of no effect.

                (b)     Rights of First Refusal.



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                (i) No Investor shall Transfer any of the Shares Owned by him or it unless the Investor desiring to make the Transfer (hereinafter referred to as the "Transferor") shall have first made the offers to sell to the Company and then to the other Investors (except for the Management Investors)(the "Non-Selling Investors") as contemplated by this Section 3(b), and such offers shall not have been accepted.

                (ii) Offer by Transferor. Copies of the Transferor's offer shall be given to the Company and the Non-Selling Investors and shall consist of an offer to sell to the Company or, failing its election to purchase, then to the Non-Selling Investors, all of the Shares then proposed to be transferred by the Transferor (the "Subject Shares") pursuant to a bona fide offer of a third party, to which copies shall be attached a statement of intention to Transfer to such third party, the name and address of the prospective third party transferee, the number of Subject Shares involved in the proposed Transfer, and terms of such Transfer.

                (iii) Acceptance of Offer. (A) Within twenty (20) days after the receipt of the offer described in Section 3(b)(ii), the Company may, at its option, elect to purchase all, but not less than all, of the Subject Shares. The Company shall exercise such option by giving notice thereof to the Transferor and to each Non-Selling Investor within such 20-day period.

                (B) In the event that the Company does not exercise its option to purchase the Subject Shares within such 20-day period, the Non-Selling Investors may purchase all, but not less than all, of the Subject Shares by giving notice thereof to the Transferor and to the Company within twenty (20) days after receipt of notice from the Transferor in accordance with Section 3(b) to the effect that the Company did not exercise its option to purchase. The Non-Selling Investors shall purchase the Subject Shares pro rata among themselves (based on the number of Shares Owned by each Non-Selling Investor as of the closing of the transactions under the Purchase Agreement) or as they shall otherwise agree upon among themselves.

                (C) In either event, the notice required to be given by the purchasing party (the "Purchaser") shall specify a date for the closing of the purchase which shall not be more than thirty (30) days after the date of the giving of such notice.

                (iv) Purchase Price. The purchase price per share for the Subject Shares shall be the price per share offered to be paid by the prospective transferee described in the offer, which price shall be paid in cash or, if so provided in the offer of the prospective transferee, cash plus deferred payments of cash in the same proportions, and with the same terms of deferred payment as therein set forth.

                (v) Consideration Other Than Cash. If the offer of Subject Shares under this Section 3(b) is for consideration other



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than cash or cash plus deferred payments of cash, the Purchaser shall pay the cash equivalent of such other consideration. If the Transferor and the Purchaser cannot agree on the amount of such cash equivalent within ten (10) days after the beginning of the 20-day period under Section 3(b)(iii)(A), any of such parties may, by three (3) days' written notice to the other, initiate appraisal proceedings under Section 3(b)(vi) for determination of the cash equivalent. The Purchaser may give written notice to the Transferor revoking an election to purchase the Subject Shares within ten (10) days after determination of the appraised value, if it chooses not to purchase the Subject Shares.

                (vi) Appraisal Procedure. If any party shall initiate an appraisal procedure to determine the amount of the cash equivalent of any consideration for Subject Shares under Section 3(b)(v), then the Transferor, on the one hand, and the Purchaser, on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally-recognized investment banking firm. Each appraiser shall, within thirty (30) days of appointment, separately investigate the value of the consideration for the Subject Shares as of the proposed transfer date and shall submit a notice of an appraisal of that value to each party. Each appraiser shall be instructed to determine such value without regard to income tax consequences to the Transferor as a result of receiving cash rather than other consideration. If the appraised values of such consideration (the "Earlier Appraisals") vary by less than ten percent (10%), the average of the two appraisals on a per share basis shall be controlling as the amount of the cash equivalent. If the appraised values vary by more than ten percent (10%), the appraisers, within ten (10) days of the submission of the last appraisal, shall appoint a third appraiser who shall be member of a nationally recognized investment banking firm. The third appraiser shall, within thirty (30) days of his appointment, appraise the value of the consideration for the Subject Shares (without regard to the income tax consequences to the Transferor as a result of receiving cash rather than other consideration) as of the proposed transfer date and submit notice of his appraisal to each party. The value determined by the third appraiser shall be controlling as the amount of the cash equivalent unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, and unless that value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The Transferor and the Purchaser shall each bear the cost of its respective appointed appraiser. The cost of the third appraisal shall be shared one-half by the Transferor and one-half by the Purchaser.

                (vii) Closing of Purchase. The closing of the purchase shall take place at the office of the Company or such



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other location as shall be mutually agreeable and the purchase price, to the extent comprised of cash, shall be paid at the closing, and cash equivalents and documents evidencing any deferred payments of cash permitted pursuant to Section 3(b)(iv) above shall be delivered at the closing. At the closing, the Transferor shall deliver to the Purchaser the certificates evidencing the Subject Shares to be conveyed, duly endorsed and in negotiable form with all the requisite documentary stamps affixed thereto.

                (viii) Release from Restriction; Termination of Rights. If the offer to sell is neither accepted by the Company nor by the Non-Selling Investors, the Transferor may make a bona fide Transfer to the prospective transferee named in the statement attached to the offer in accordance with the agreed upon terms of such Transfer, provided that (A) such Transfer shall be made only in strict accordance with the terms therein stated and (B) the transferee agrees, in writing, to be bound by the provisions of this Agreement. If the Transferor shall fail to make such Transfer within sixty (60) days following the expiration of the time hereinabove provided for the election by the Non-Selling Investors or, in the event the Purchaser revokes an election to purchase the Subject Shares pursuant to Section 3(b)(v), within sixty (60) days of the date of such notice of revocation, such Shares shall again become subject to all the restrictions of this Section 3.

                (ix) Limitations. The provisions of this Section 3 shall not apply to (i) sales by Tag-Along Investors (as defined below) pursuant to Section 3(c) hereof or (ii) sales by Investors (other than the Majority Holders (as defined below)) pursuant to Section 3(d) hereof or (iii) Transfers to Permitted Transferees or to the Company.

                (c)     Tag-Along Rights.

                (i) In the event any Investor intends to Transfer any of its Shares (other than Transfers to any Permitted Transferee or to the Company), such Investor (the "Selling Investor") shall notify the other Investors (the "Tag-Along Investors"), in writing, of such proposed Transfer and its terms and conditions. Within ten (10) business days of the date of such notice, each other Tag-Along Investor shall notify the Selling Investor if it elects to participate in such Transfer. Any Tag-Along Investor that fails to notify the Selling Investor within such ten (10) business day period be deemed to have waived its rights hereunder. Each Tag-Along Investor that so notifies the Selling Investor shall have the right to sell, at the same price and on the same terms and conditions as the Selling Investor, an amount of Shares equal to the Shares the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares Owned by such Tag-Along Investor and the denominator of which shall be the aggregate number of Shares Owned by the Selling Investor and each Tag-Along Investor



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exercising its rights under this Section 3(c) (assuming, in the case of sales of
Common Stock, full conversion of all shares of Preferred Stock Owned by the Selling Investor and each Tag-Along Investor exercising its rights under this
Section 3(c)). Notwithstanding the foregoing, in the event the Selling Investor is selling only shares of Preferred Stock, holders of Common Stock shall not have the right to sell shares of Common Stock pursuant to this Section 3(c).

                (ii) Notwithstanding anything contained in this Section 3(c), in the event that all or a portion of the purchase price consists of securities and the sale of such securities to the Tag-Along Investors would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Selling Investor, any one or more of the Tag-Along Investors may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by a unanimous vote of the Board. In the event the Board is unable to arrive at a unanimous vote regarding the valuation of such securities, the securities shall be valued pursuant to the appraisal procedure set forth in Section 3(b)(vi) above, with the Selling Investor, on the one hand, and the Tag-Along Investors, on the other hand, each appointing an appraiser as provided therein.

                (d)     Drag Along Right.

                (i) If at any time and from time to time after the date of this Agreement, the holders of a majority of the Series A Preferred Stock (the "Majority Holders") wish to Transfer in a bona fide arms' length sale all of their Shares to any Person or Persons who are not Affiliates of the Majority Holders (for purposes of this Section 3(d), the "Proposed Transferee"), the Majority Holders shall have the right (for purposes of Section 3(d), the "Drag-Along Right") to require each Investor to sell to the Proposed Transferee all of his Shares (including any warrants or options to acquire Shares) for the same per share consideration as proposed to be received by the Majority Holders (less, in the case of options or warrants, the exercise price for such options or warrants) then Owned by such Investor. Each Investor agrees to take all steps necessary to enable him or it to comply with the provisions of this Section 3(d) to facilitate the Majority Holder's exercise of a Drag-Along Right.

                (ii) To exercise a Drag-Along Right, the Majority Holders shall give each Investor a written notice (for purposes of this Section 3(d), a "Drag-Along Notice") containing (1) the name and address of the Proposed Transferee and (2) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer. Each Investor shall thereafter be obligated to sell its Shares (including any warrants or options Owned by such Investor), provided that the



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sale to the Proposed Transferee is consummated within ninety (90) days of delivery of the Drag-Along Notice. If the sale is not consummated within such 90-day period, then each Investor shall no longer be obligated to sell such Investor's Shares pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this Section 3(d).

                (iii) Notwithstanding anything contained in this Section 3(d), in the event that all or a portion of the purchase price consists of securities and the sale of such securities to the Investors would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Majority Holders, the Investors may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by a unanimous vote of the Board. In the event the Board is unable to arrive at a unanimous vote regarding the valuation of such securities, the securities shall be valued pursuant to the appraisal procedure set forth in
Section 3(b)(vi) above, with the Majority Holders, on the one hand, and the other Investors, on the other hand, each appointing an appraiser as provided therein.

                (e)     Subscription Right.

                (i) If at any time after the date hereof, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (A) upon conversion of the Preferred Stock pursuant to the Company's Certificate of Incorporation, (B) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, (C) pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization, (D) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program or (E) to vendors, customers and consultants to the Company), then, as to each Investor (with the exception of Management Investors) who then Owns Shares comprising in excess of two percent (2%) of the then outstanding shares of Common Stock (assuming conversion of all Preferred Stock), the Company shall:

                (1) give written notice setting forth in reasonable detail (x) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (y) the price and other terms of the proposed



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sale of such securities; (z) the amount of such securities proposed to be issued; and (w) such other information as the Investors may reasonably request in order to evaluate the proposed issuance; and

                (2) offer to issue to each such Investor a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock Owned by such Investor, by (y) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion in full of any then outstanding convertible securities.

                (ii) Each such Investor must exercise its purchase rights hereunder within ten (10) days after receipt of such notice from the Company. If all of the Proposed Securities offered to such Investors are not fully subscribed by such Investors, the remaining Proposed Securities will be reoffered to the Investors purchasing their full allotment upon the terms set forth in this Section 3(e), until all such Proposed Securities are fully subscribed for or until all such Investors have subscribed for all such Proposed Securities which they desire to purchase, except that such Investors must exercise their purchase rights within five days after receipt of all such reoffers. To the extent that the Company offers two or more securities in units, Investors must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

                (iii) Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Investors have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered or sold by the Company after such 90 day period must be reoffered to the Investors pursuant to this Section 3(e)

                (iv) The election by an Investor not to exercise its subscription rights under this Section 3(e) in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Investors the rights described in this Section 3(e) shall be void and of no force and effect.

                (f) Injunctive Relief. The Company and the Investors hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any Investor to perform any of its obligations set forth in this Section 3. Therefore, the Company and the Investors shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the

Company and the Investors hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

                4.      TERMINATION. The Agreement shall terminate:

                (a) upon the closing of a Qualified Public Offering (as defined in the Certificate of Designations for the Preferred Stock), except for the provisions of Section 2(a)(ii) which shall remain in full force and effect following the closing of the Initial Public Offering; or

                (b) on the date on which the each Institutional Investor shall have agreed in writing to terminate this Agreement.

0                5.      INTERPRETATION OF THIS AGREEMENT

                (a) Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:

                Affiliate: shall mean any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person or entity.

                Common Stock: shall mean the Common Stock, par value $0.01 per share, of the Company.

                Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

                GAAP: shall mean generally accepted accounting principles, consistently applied.

                Owns, Own or Owned: shall mean beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act.

                Permitted Transferee: shall mean, in the case of any Management Investor, a trust for the benefit of such Management Investor's family members, and in the case of QM or any Institutional Investor, any Affiliate of such Investor; provided in each instance that such transferee agrees to be bound by the provisions of this Agreement as if such transferee were an original signatory hereto.

                Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                Security, Securities: shall have the meaning set forth in
Section 2(1) of the Securities Act.

                Securities Act: shall mean the Securities Act of 1933, as amended.

                Shares: shall mean shares of Preferred Stock or Common Stock.

                Transfer: shall mean any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

                (b) Accounting Principles. Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                (c) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

                (e) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                6.      MISCELLANEOUS

                (a)     Notices.

                (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                        (A) if to any of the Investors, at the address or facsimile number of such Investor shown on Schedule I or at such other address as the Investor may have furnished the Company and the other Investors in writing; and

                        (B) if to the Company, at 226 Airport Parkway, Suite 200, San Jose, California 95110 (facsimile: (408) 451-9649), marked for attention of President, or at such other address as it may have furnished in writing to each of the Investors.

                (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                (b) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each Investors pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by an photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                (d) Entire Agreement; Amendment and Waiver. This Agreement, the Registration Rights Agreement and the Purchase Agreement constitute the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Institutional Investors.

                (e) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

                (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.


                                        CHARTONE, INC.


                                        By:     /s/ Ivar Chhina
                                           -------------------------------------
                                        Name:  Ivar Chhina
                                        Title:  President and
                                                       Chief Operating Officer



                                        QUADRAMED OPERATING CORPORATION


                                        By:     /s/ John V. Cracchiolo
                                           -------------------------------------
                                        Name: John v. Cracchiolo
                                        Title: Treasurer



                                        WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                        By: Warburg, Pincus & Co.,
                                            General Partner

                                        By:     /s/ Joel Ackerman
                                           -------------------------------------
                                           Name:  Joel Ackerman
                                           Title: Managing Director


                                        WARBURG, PINCUS NETHERLANDS EQUITY
                                   PARTNERS I, C.V.

                                        By: Warburg, Pincus & Co.,
                                            General Partner

                                        By:     /s/ Joel Ackerman
                                           -------------------------------------
                                            Name:  Joel Ackerman
                                            Title: Managing Director







                                        WARBURG, PINCUS NETHERLANDS EQUITY
                                   PARTNERS II, C.V.

                                        By: Warburg, Pincus & Co.,

                                            General Partner

                                        By:     /s/ Joel Ackerman
                                           -------------------------------------
                                           Name:  Joel Ackerman
                                           Title: Managing Director


                                        WARBURG, PINCUS NETHERLANDS EQUITY
                                   PARTNERS III, C.V.

                                        By: Warburg, Pincus & Co.,
                                            General Partner

                                        By:     /s/ Joel Ackerman
                                           -------------------------------------
                                           Name:  Joel Ackerman
                                           Title: Managing Director



                                        PRUDENTIAL SECURITIES GROUP, INC.


                                        By: /s/ William J. Horan
                                           -------------------------------------
                                           Name: William J. Horan
                                           Title: Vice President and CFO

                                        MANAGEMENT INVESTORS:


                                        /s/ James D. Durham
                                        ----------------------------------------
                                        James D. Durham


                                        /s/ Sandra J. Durham
                                        ----------------------------------------
                                        Sandra J. Durham

                                   SCHEDULE I

                             INSTITUTIONAL INVESTORS

Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, NY 10017-3147
Attention: Joel Ackerman
Facsimile: (212) 878-9351

Warburg, Pincus Netherlands Equity Partners I, C.V.
466 Lexington Avenue
New York, NY 10017-3147
Attention: Joel Ackerman
Facsimile: (212) 878-9351

Warburg, Pincus Netherlands Equity Partners II, C.V.
466 Lexington Avenue
New York, NY 10017-3147
Attention: Joel Ackerman
Facsimile: (212) 878-9351

Warburg, Pincus Netherlands Equity Partners III, C.V.
466 Lexington Avenue
New York, NY 10017-3147
Attention: Joel Ackerman
Facsimile: (212) 878-9351

Prudential Securities Group, Inc.
One Seaport Plaza
199 Water Street
New York, NY 10292
Attention: William J. Horan
Facsimile:  (212) 214-7933

                                   SCHEDULE II
                              MANAGEMENT INVESTORS


James D. Durham
c/o Quadramed Corporation
22 Pelican Way
San Rafael, CA 94901

James D. Durham and Sandra J. Durham
c/o Quadramed Corporation
22 Pelican Way
San Rafael, CA 94901